Exhibit 99.1

FOXO Technologies Announces Non-Binding Agreement for Potentially Transformative Merger with M2i Global

Proposed Combination to Focus on Securing Our Nation’s Supply to Critical Materials and Resources

MINNEAPOLIS, MN, Feb. 14, 2024 (GLOBE NEWSWIRE) -- FOXO Technologies Inc. (NYSE American: FOXO) (the “Company”), today announced it has entered into a non-binding agreement (“Agreement”) for a proposed merger with M2i Global, Inc. (“M2i,”) (OTC: MTWO), which specializes in the development and execution of a complete global value supply chain for critical minerals for the U.S. government and U.S. free trade partners, as well as creating a strategic mineral reserve in partnership with the U.S. Federal Government.

Mark White, Interim CEO of FOXO Technologies, “We could not be more excited to advance this potential merger transaction with M2i, whose board and management team bring extensive experience, knowledge, resources and relationships around the world in developing efficient supply chains and securing mineral reserves to help protect the national interests of the U.S. Importantly, M2i’s management has impressive track records driving significant value for shareholders, including M2i’s Executive Chairman Doug Cole, who orchestrated a successful turnaround of American Battery Metals Corporation.  Moreover, we look forward to leveraging the artificial intelligence developed by FOXO Technologies in partnership with Kr8, to help accelerate M2i’s aggressive growth strategy, including automation tools to be embedded within the industrial supply chains, as well as enhancing M2i’s operational efficiency.”

Minerals Metals Initiative (M2i) is a leader in engineering research and services, dedicated to ensuring the U.S. maintains a stable supply of critical materials for national defense and economic security. M2i aims to build a comprehensive global supply chain for critical minerals, in collaboration with the U.S. Federal Government and international partners, addressing the global shortage outside China and seizing the economic opportunity to meet increasing demand. M2i’s mission is to unite expertise from government, industry, non-profits, and academia to secure guaranteed access to essential minerals and metals pivotal for national defense and economic security.

For more information on M2i Global, Inc., please visit: https://www.m2i.global

About FOXO Technologies Inc. (“FOXO”)

FOXO is a biotechnology company dedicated to improving human health and longevity through the development of cutting-edge technology and product solutions for various industries, including life insurance. FOXO’s epigenetic technology applies AI to DNA methylation to identify molecular biomarkers of human health and aging. FOXO is committed to leveraging the latest advancements in science and technology to help people live better, longer lives. For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein, including statements about the delisting of the Warrants from NYSE American, trading of the Warrants in the over-the-counter market, the continued listing of the Company’s Class A common stock on NYSE American, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. Any such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the possibility that the Plan will not be accepted by NYSE American, the Company will be unable to satisfy other continued listing requirements of NYSE American for its Class A common stock to maintain the listing of the Class A common stock on NYSE American; the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates, including the highly regulated insurance industry. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC
(212) 671-1020
foxo@crescendo-ir.com